(TRANSLATION)



                          INTERNATIONAL CAPRI RESOURCES
                                  S.A. DE C.V.




                  INDUCED POLARIZATION AND APPARENT RESISTIVITY
                         SURVEY IN THE ZACUALPAN PROJECT
                   MUNICIPALITY OF ZACUALPAN, STATE OF MEXICO




                                 CARRIED OUT BY:
              COMPANIA MINERA SAN EUGENIO, SANTA ROSA Y SANTA INES,
                                  S.A. DE C.V.


                          ISRAEL HERNANDEZ PEREZ, ENG.
                            LUIS NOLASCO VARGAS, ENG.




                        PACHUCA, STATE OF HIDALGO, MEXICO


                                   APRIL 1999

                                    CONTENTS



SUMMARY........................................................................1


1. GENERAL.....................................................................2
   1.a. Introduction and Purpose...............................................2
   1.b. Location...............................................................2
   l.c. Geological Outline.....................................................2


2. WORKS CARRIED OUT...........................................................6
   2.a. Methodology............................................................6
   2.b. Coverage...............................................................7


3. FINDINGS...................................................................10
   3.a. Analysis of Findings..................................................10
   3.b. Relationship of anomalies with mineralization.........................10
   3.c. Anomalies Quantification..............................................11


4. CONCLUSIONS AND RECOMMENDATIONS............................................16


5. BIBLIOGRAPHIC REFERENCES...................................................17

    Attachment 1.  PSEUDOSECTIONS OF INDUCED POLARIZATION AND
    APPARENT RESISTIVITY

    Attachment 2.  BLUEPRINTS

      Drawing 1. Blueprint of Induced Polarization Contours a=50 m; n=1; area 1 Drawing 2. Blueprint of Induced Polarization Contours a=50 m; n=3; area 1 Drawing 3. Blueprint of Induced Polarization Contours a=50 m; n=5; area 1 Drawing 4. Blueprint of Resistivity Contours a=50 m; n=1; area 1
      Drawing 5.  Blueprint of Induced Polarization Contours a=50 m; n=1; area 2

      Drawing 6. Blueprint of Induced Polarization Contours a=50 m; n=3; area 2 Drawing 7. Blueprint of Induced Polarization Contours a=50 m; n=5; area 2 Drawing 8. Blueprint of Resistivity Contours a=50 m; n=1; area 2

    COMERI, S.A. Cia Minera San Eugenio, Sta. Rosa y Sta. Ines, S.A. de C.V.

                  MINING, GEOLOGY, DIAMOND DRILLING, GEOPHYSICS




                                     SUMMARY


At the request of International Capri Resources, S.A. de C.V., COMERI, S.A. carried out a semi-detailed survey with Resistivity in time domain and Induced Polarization Methods in the Mining District of Zacualpan, Mexico. The purpose of this survey was to detect the presence of mineral veins with lead, zinc and silver sulphides in order to come to know by means of indirect methods the mineral potential in the lots owned by the hiring company.

The surveyed area is located in the municipality of Zacualpan, located in the southernmost area of the State of Mexico. Access to this area is through a paved highway in very good condition. This area has passable ways all the year round.

For the survey the following methods were used: electric methods of Induced Polarization and Resistivity with dipole-dipole electrode devices, reading stations every 50 meters, and four depths of research. This device was selected as a result of the tests carried out.

Very high definition IP anomalies were obtained as a response of mineral veins, whose sulphide zone was generally found around 75 meters deep, although some of them were detected very close to the surface. There are vast anomalous zones as the result of the integration of several veins very close to each other.

As a conclusion of the survey we can say that an exact correlation of IP anomalies with mineralized structures known by mining works or by superficial evidence was found, extrapolating the anomalies to veins or to some of them unknown before this date. The information obtained highlights the importance of the survey in the mineral geological evaluation of the surveyed area.

For the evaluation of the size and content of minerals of the veins detected, an exploratory drilling campaign is recommended on the high and low density IP anomalies obtained in this geophysical survey.

                                     GENERAL


1.a.  Introduction and Purpose

International Capri Resources, S.A. de C.V. (ICR) requested a geophysical survey to COMERI, S.A. de C.V., to be carried out with Induced Polarization (IP) and Resistivity Methods in the mining district of Zacualpan, State of Mexico. The purpose of the survey was to carry out a research with geophysical methods to detect mineralized structures mainly of vein type in the mining lots owned by ICR, in order to guide the exploratory drilling campaign and come to know the mining potential of such lots.

In the surveyed zone, traces of important underground mining works can be found. No exploitation maps exist. Notwithstanding, the area has an enormous potential interest seen in the geophysical responses obtained, that can be attributed to mineralized structures.



1.b.  Location

The survey area is located at 1 km to the southeast of the town and municipality of Zacualpan. This municipality is in turn located in the southernmost region of the State of Mexico, adjacent to the State of Guerrero, since one portion of the area is located in the State of Guerrero (Figures 1 and 2).

With respect to access, a very good ground communication exists. A one hour trip from Mexico City to Ixtapan de la Sal through a highway passing by the City of Toluca; going south through a paved way for an hour you reach the town of Zacualpan; you continue on a dirt path with spur routes covering most of the surveyed area, which routes are passable all the year round. Ranches in the surveyed area have electricity and potable water.

l.c.  Geological Outline

The surveyed area is located in the tectonic statigraphic unit of the Guerrero ground. Rocks are of volcanic-sedimentary origin metamorphized through compressive strain (Campa y Ramirez, 1979), corresponding to the White Jurassic
- Low Cretaceous age,
locally called Taxco Schist, Taxco Viejo Green Rock and Almoloya Phyllite (Lang et al., 1996; Cabral 1998). No intrusive rock was observed in the are of the geophysical survey.

Structurally, these rocks are affected by normal low angle faultage combined with little lateral displacement. Schists also show an intense loosening due to overthrust fault, probably to the northeast, which makes more complex the geology of the area.

Mineralization occurs in the filling of cracks mainly trending to the NNW-SSE and N-S, observing in some places pyrite scattering in the metaandesite of the Taxco Viejo formation.

Mineralized veins do not contain much tailings (silicon, calcite, barite, etc.) so they are not evident in the surface, observing certain correlation with topographic elevations.

                         FIGURA 1.-MAPA DE LOCALIZACION

                                   [FIGURE 1]

              FIGURA 2.-UBICACION DE LA ZONA DE ESTUDIO EN LA CARTA
                     TOPOGRAFICA DE INEGI, PILCAYA E14-A47

                                   [FIGURE 2]

                                WORKS CARRIED OUT



2.a.  Methodology

Geophysical methods of Induced Polarization (IP) and Apparent Resistivity in time domain were used. To obtain direct IP readings and resistivity parameters the following equipment was used: Seintrez equipment, IPC7 transmitter, with a power of 2.5 km, and an IPR8 receiver.

In order to select the device and the optimum geometric parameters, tests were carried out in a 5000 linear stretch, where a vein is known to exist through mining works. Electrode pole-dipole and dipole-dipole devices were applied in these tests. Dipole spacing was 50 m, to obtain information at 5 different depths.

The best definition of the mineralized structure in semi-vertical position was obtained with a dipole-dipole array, seeing the difference with other parallel structures. Therefore, this array was selected for a systematic survey, choosing levels n=1, 2, 3 and 5 since many similarities were found in the readings of level 4 and 5.

The theoretical depth of the survey corresponds to the four levels mentioned above, from 50 to 150 m (see figure 3), considering that over the first 50 m, the oxidation zone prevails and the geophysical response is practically null. A sampling with stations every 50 m and piling every 25 m, with a 50 m spacing between current electrodes and potential electrodes was considered the optimum to detect vein type table structures in this zone.

To reach depths greater than 150 m, greater spacing was required between electrodes and dipolar spacing, thus losing resolution of table structures. Also some accuracy may be lost in the position of mineralized bodies, due to the large volume of rock to be measured.

In order find depth in meters for IP and Resistivity pseudosections, the vertical scale is indicated in bench marked since no land marks were available (figure 3).

IP values were taken in 3 windows - M1, M2 and M3 - choosing for interpretation the M2 value. If the operator considered it was necessary, 2 or 3 readings were taken in order to find repeatability.

2.b.  Coverage

The geophysical survey of areas 1 and 2 covered a total of 24 lines trending NE-70(Degree) SW and variable longitude, 3 lines to the NW-30(Degree) SE and a cutoff line, for a total mileage of 28.7 (46.2 km) plus the cutoff line. At the request of ICR, lines 7800 and 7900 were surveyed with 5 levels of research. Details are shown in Table 1.

The surveyed surface in area 1 was 315 hectares and 200 hectares in area 2, approximately.

Brecciation and the topographic line for the geophysical survey was carried out by the hiring company, ICR.

COMERI carried out the field geophysical survey including tests, from December 21, 1998 to March 3, 1999.

FIGURE 3.-USED ELECTRODE ARRAY

                                   [FIGURE 3]

                   INDUCED POLARIZATION AND RESISTIVITY SURVEY
                            Zacualpan, Mexico Project

                                                                                         Date of Survey             Remarks
No.   Line       Bearing         From       To      Distance          Levels            (day/month/year)
                                                               -------------------
                               Station    Station      (M)     1   2    3   4    5

------------------------------------------------------------------------------------------------------------------------------------
 1    4400     NE 70(Degree)    5675       7525       1850     X   X    X        X         01-02/03/99
------------------------------------------------------------------------------------------------------------------------------------
 2    4600     NE 70(Degree)    5675       7525       1850     X   X    X        X          26/02/99
------------------------------------------------------------------------------------------------------------------------------------
 3    4800     NE 70(Degree)    5675       7525       1850     X   X    X        X         24-25/02/99
------------------------------------------------------------------------------------------------------------------------------------
 4    4950     NE 70(Degree)    4825       6475       1650     X   X    X        X         19-20/01/99
------------------------------------------------------------------------------------------------------------------------------------
 5    5000     NE 70(Degree)    4775       6525       1750     X   X    X        X          22/01/99
------------------------------------------------------------------------------------------------------------------------------------
 6    5100     NE 70(Degree)    4775       6525       1750     X   X    X        X         18-19/01/99
------------------------------------------------------------------------------------------------------------------------------------
 7    5200     NE 70(Degree)    4575       6525       1950     X   X    X        X         04-05/01/99
------------------------------------------------------------------------------------------------------------------------------------
 8    5300     NE 70(Degree)    4575       6725       2150     x   x    x        x         16-17/01/99
------------------------------------------------------------------------------------------------------------------------------------
 9    5400     NE 70(Degree)    3625       6575       2950     X   X    X        X     26-27/12/98 19/02/99
------------------------------------------------------------------------------------------------------------------------------------
10    5500     NE 70(Degree)    4475       6825       2350     X   X    X        X         11-12/01/99
------------------------------------------------------------------------------------------------------------------------------------
11    5600     NE 70(Degree)    4225       6725       2500     X   X    X        X      28/12/98 20/02/99
------------------------------------------------------------------------------------------------------------------------------------
12    5675     NE 70(Degree)    4575       6675       2100     X   X    X        X         13-14/01/99
------------------------------------------------------------------------------------------------------------------------------------
13    5750     NE 70(Degree)    5075       6625       1550     X   X    X        X         29-30/12/98
------------------------------------------------------------------------------------------------------------------------------------
14    5900     NE 70(Degree)    4725       6775       2050     X   X    X        X          15/01/99
------------------------------------------------------------------------------------------------------------------------------------
15    7100     NE 70(Degree)    4875       6325       1450     X   X    X        X         04-05/02/99
------------------------------------------------------------------------------------------------------------------------------------
16    7200     NE 70(Degree)    4875       6325       1450     X   X    X        X         05-06/02/99
------------------------------------------------------------------------------------------------------------------------------------
17    7300     NE 70(Degree)    4775       6325       1550     X   X    X        X         06-07/02/99
------------------------------------------------------------------------------------------------------------------------------------
18    7400     NE 70(Degree)    4575       6225       1650     X   X    X        X         08-09/02/99
------------------------------------------------------------------------------------------------------------------------------------
19    7500     NE 70(Degree)    4275       6225       1950     X   X    X        X          07/02/99
------------------------------------------------------------------------------------------------------------------------------------
20    7600     NE 70(Degree)    4425       6125       1700     X   X    X        X         10-11/02/99
------------------------------------------------------------------------------------------------------------------------------------
21    7700     NE 70(Degree)    4475       6025       1550     X   X    X        X         11-12/02/99
------------------------------------------------------------------------------------------------------------------------------------
22    7800     NE 70(Degree)    4375       5825       1450     X   X    X   X    X         13-16/02/99            +25%=350 m
------------------------------------------------------------------------------------------------------------------------------------
23    7900     NE 70(Degree)    4375       5875       1500     X   X    X   X    X         15-16/02/99            +25%=375 m
------------------------------------------------------------------------------------------------------------------------------------
24    8100     NE 70(Degree)    4475       5525       1050     X   X    X        X          17/02/99
------------------------------------------------------------------------------------------------------------------------------------
25   Line A    NW 30(Degree)     025        925        900     X   X    X        X          03/02/99
------------------------------------------------------------------------------------------------------------------------------------
26   Line B    NW 30(Degree)     025        875        850     X   X    X        X          21/01/99
------------------------------------------------------------------------------------------------------------------------------------
27   Line C    NW 30(Degree)     025        875        850     X   X    X        X          02/02/99
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
      Test     NE 60(Degree)    4775       5825                X   X    X        X        21-22/12/98       1050 m (dipole - dipole)
------------------------------------------------------------------------------------------------------------------------------------
      Test     NE 60(Degree)    4950       5850                X   X    X        X          23/12/98          900 m (pole - pole)
------------------------------------------------------------------------------------------------------------------------------------
                                          Total      46200
------------------------------------------------------------------------------------------------------------------------------------

                                    FINDINGS



3.a.     Analysis of Findings

IP anomaly response represented quite a high contrast between the mineralized structures and the enclosing rock, which allowed to define the position of veins under the geophysical research lines, as well as the depth at the sulphide zone which could be seen in the pseudosections that are generally found at 75 m, although anomalies exist that reflect mineralization close to the surface or at greater depth, obtaining in some cases anomalies at the deepest research level.

For the selection of anomalies, the background of the zone was estimated with IP values below 15 thousand seconds. Some of the well defined anomalous responses remain at this level and suggest veins with poor mineralization or in oxide zones.

In the analysis of IP findings, an important number of anomalies were defined correlated to strike with different intensity maybe created by topographical falls or by the structural complexity of the zone.

3.b.     Relationship of anomalies with mineralization

Well defined IP anomalies higher than 40 milliseconds were obtained, thus reflecting high mineral concentration. Anomalous zones of up to 200 m of amplitude with elevations within these zones, whose characteristics are better seen pseudosections, indicate the existence of several mineralized structures very close to each other, presenting an integrated anomalous effect. There is the possibility of mineralization presence in the enclosing rock between parallel veins, but the possibility of influence of horizons of organic material that may have contributed to mineralization as an integrated effect is not discarded, mainly in lower topographical zones.

Low intensity 10 and 20 millisecond anomalies must not be overlooked, since they may correspond to galena massive mineralization without pyrite.

Most of the IP anomalies show a well defined shape whose symmetry indicates a vertical position of mineralized structures. In like manner, asymmetric anomalies or irregular anomalous shapes suggest inclined veins. Anomalies of deep veins are shown as a single elevation. The aforementioned characteristics make us think that anomalous responses correspond to mineralized veins.

The Resistivity method does not define a clear response of the veins as was seen in pseudosections, since these veins do not contain sufficient tailing minerals producing high resistivity. Rather, this method reflects the lithological response of depth changes from schist rocks to metavolcanic rocks. Therefore, this method was not very useful to interpret mineralized bodies (Drawing 4 and 8).

3.c.     Anomalies Quantification

In Table 2 the anomalies obtained line by line are detailed, and in drawings 1 to 8, plant data at different depths can be seen. For resistivity only the blueprints of the first level (50 m depth) are shown, since they are not representative for the interpretation.

                       INDUCED POLARIZATION ANOMALY CHART



                                      INTENSITY
                                    (milliseconds)
                       -------------------------------------
 LINE      STATIONS         HIGH        MEDIUM       LOW              CHARACTERISTICS                INTERPRETATIONS
                            > 40        40-30       30-15
------------------------------------------------------------------------------------------------------------------------
 4400     5950-5975                                   X             Probable oxides zone              Vein response
             6775                                     X             Probable oxides zone              Vein response
------------------------------------------------------------------------------------------------------------------------
 4600        5825                                     X          Deep, Probable oxides zone           Probable, vein
             6125                                     X              Deep, oxides zone                Probable, vein
          6800-6825                                   X              Shallow, symmetric                    Vein
------------------------------------------------------------------------------------------------------------------------
 4800        5900            X                                           Asymmetric                        Vein
          6100-6125                                   X                  Irregular                    Probable, Vein
             7125                                     X                  Irregular                    Probable, Vein
------------------------------------------------------------------------------------------------------------------------
 4950        5100                                     X              Shallow, symmetric                    Vein
             5600                                     X       Shallow, asymmetric, oxides zone             Vein
             5925                                     X         Deep, single anomalous value            Undefined
             6075                         X                                 Deep                           Vein
             6175                                     X                     Deep                      Probable, vein
             6275                                     X        Shallow, Probable oxides zone          Probable, vein
------------------------------------------------------------------------------------------------------------------------
 5000        5075                                     X              Shallow, irregular                    Vein
             5175                                     X              Shallow, irregular                    Vein
             5325                         X                              Irregular                         Vein
             5450                                     X              Irregular, shallow                    Vein
             5775                                     X                     Deep                      Probable, vein
             5875                                     X                     Deep                      Probable, vein
             6225            X                                      Deep, broad at depth                   Vein
------------------------------------------------------------------------------------------------------------------------
 5100        4875                         X                                 Deep                           Vein
             5050                                     X                   Shallow                          Vein
          5225-5275          X                                              Deep                           Vein
          5575-5625                                   X                     Deep                           Vein
             5775                                     X                  Irregular                    Probable, vein
             5900                                     X                     Deep                           Vein
             6150                                     X                  Irregular                    Probable, vein
             6350                                     X                  Irregular                    Probable vein
-----------------------------------------------------------------------------------------------------------------------


                       INDUCED POLARIZATION ANOMALY CHART

                                      INTENSITY
                                    (milliseconds)
                       -------------------------------------
 LINE      STATIONS         HIGH        MEDIUM       LOW              CHARACTERISTICS                INTERPRETATIONS
                            > 40        40-30       30-15
------------------------------------------------------------------------------------------------------------------------

 5200        5100                                     X              Shallow, symmetric                    Vein
             5350                                     X                    Broad                        Undefined
             6100                                     X              Shallow, symmetric                    Vein
------------------------------------------------------------------------------------------------------------------------
 5300     4625-4775          X                                    Broad, irregular anomaly           Probable 2 veins
             4900            X                                       Shallow, irregular               Probable vein
             5125            X                                       Shallow, irregular               Probable vein
          5400-5550                       X                          Shallow, irregular              Probable 2 veins
             6000            X                                            Shallow                          Vein
             6175            X                                              Deep                           Vein
             6575                                     X                  Irregular                         Vein
------------------------------------------------------------------------------------------------------------------------
 5400        3825                                     X                     Deep                      Probable vein
             3975            X            X                                 Deep                      Probable vein
             4075            X                                            Shallow                          Vein
             4625            X                                       Shallow, irregular                    Vein
          4950-4975          X                                       Shallow asymmetric                    Vein
          5425-5450          X                                      Shallow, asymmetric                    Vein
          6125-6150                                   X              Shallow, irregular               Probable vein
             6275                                     X                  Irregular                      Undefined
------------------------------------------------------------------------------------------------------------------------
 5500     5150-5200          X                                           Irregular                     Massive vein
             5550            X                                      Deep vein projection                   Vein
             5975                                     X             Broad anomalous zone                Undefined
             6250                                     X                  Irregular                      Undefined
             6375            X                                              Deep                           Vein
             6700                                     X             Deep vein projection                   Vein
------------------------------------------------------------------------------------------------------------------------


                       INDUCED POLARIZATION ANOMALY CHART

                                      INTENSITY
                                    (milliseconds)
                       -------------------------------------
 LINE      STATIONS         HIGH        MEDIUM       LOW              CHARACTERISTICS                INTERPRETATIONS
                            > 40        40-30       30-15
------------------------------------------------------------------------------------------------------------------------

 5600     5075-5150                       X                           Deep, symmetric                One to two veins
          5375-5500          X                                        Irregular shape                   Undefined
             5625                                     X              Irregular, shallow               Probable vein
             6325                         X                                 Deep                      Probable vein
          6400-6425          X                                           Irregular                         Vein
------------------------------------------------------------------------------------------------------------------------
 5675        4850                                     X                     Deep                      Probable vein
             4975                                     X              Shallow, irregular          Probable vein in oxides
             5350            X                                       Shallow, irregular                    Vein
             5500                         X                              Irregular                    Probable vein
          5600-5625                       X                          Shallow, symmetric                    Vein
             6300            X                                       Shallow, symmetric                    Vein
             6600                         X                          Shallow, irregular                    Vein
------------------------------------------------------------------------------------------------------------------------
 5750        5525                                     X                     Deep                      Probable vein
             5750                                     X                     Deep                      Probable vein
          5950-6050                                   X             Broad anomalous zone              Probable vein
          6175-6275                       X                    Combines with the previous one         Probable vein
------------------------------------------------------------------------------------------------------------------------
 5900        5100                                     X              Shallow, symmetric              Vein with oxides
             5500                                     X                     Deep                      Probable vein
             5725                                     X              Shallow, irregular          Probable vein in oxides
             5925            X                                              Deep                           Vein
             6075            X                                            Shallow                          Vein
             6350            X                                            Shallow                      Massive vein
------------------------------------------------------------------------------------------------------------------------
 7100        5600            X                                              Deep                      Probable vein
          5800-5900          X                                          Superficial                    Massive vein
------------------------------------------------------------------------------------------------------------------------
 7200        5075                                     X                     Deep                           Vein
             5725            X                                              Deep                           Vein
             5900                                     X                     Deep                        Undefined
             6050                                     X                     Deep                      Probable vein
------------------------------------------------------------------------------------------------------------------------


                       INDUCED POLARIZATION ANOMALY CHART

                                      INTENSITY
                                    (milliseconds)
                       -------------------------------------
 LINE      STATIONS         HIGH        MEDIUM       LOW              CHARACTERISTICS                INTERPRETATIONS
                            > 40        40-30       30-15
------------------------------------------------------------------------------------------------------------------------

 7300        5050                                     X                     Deep                      Probable vein
             5500            X                                          Superficial                    Massive vein
             5675            X                                          Superficial                    Massive vein
             5800                         X                             Superficial                        Vein
------------------------------------------------------------------------------------------------------------------------
 7400        5425                                     X                   Shallow                          Vein
             5550            X                                              Deep                      Probable vein
          5825-5875          X                                          Superficial                    Massive vein
------------------------------------------------------------------------------------------------------------------------
 7500        4500            X                                          Superficial                    Massive vein
             5400            X                                            Shallow                      Massive vein
             5750            X                                       Shallow, irregular                    Vein
             5850            X                                            Shallow                          Vein
          5975-6150          X                                      Broad anomalous zone              Several veins
------------------------------------------------------------------------------------------------------------------------
 7600        4500            X                                       Shallow, irregular               Probable vein
             5200                                     X                  Irregular                    Probable vein
             5325            X                                           Irregular                         Vein
             5775            X                                            Shallow                      Massive vein
             5975            X                                              Deep                      Probable vein
------------------------------------------------------------------------------------------------------------------------
 7700        4550            X                                            Shallow                          Vein
             4675            X                                            Shallow                          Vein
             5300                         X                            Deep irregular                 Probable vein
             5750            X                                            Shallow                      Massive vein
          5925-5975                       X                         Broad irregular zone                Undefined
------------------------------------------------------------------------------------------------------------------------
 7800        4475            X                                            Shallow                     Probable vein
             4800                                     X                     Deep                      Probable vein
             5200                                     X          Shallow, not very defined           Vein with oxides
------------------------------------------------------------------------------------------------------------------------
 7900        4500                         X                                 Deep                        Undefined
             5225                                     X               Not very defined                Probable vein
             5800                                     X               Not very defined                Probable vein
------------------------------------------------------------------------------------------------------------------------
 8100        5475                                     X               Not enough data                   Undefined
------------------------------------------------------------------------------------------------------------------------

                         CONCLUSIONS AND RECOMMENDATIONS


After the analysis of geophysical data in pseudosections to visualize depth anomalies and their strike correlation in the plant maps, as well as field traverses, we concluded that IP results represented in this survey an important tool reflecting high definition in the investigation of sulphide mineralized veins, since an exact correlation of IP anomalies with veins known through mining works or superficial evidence was obtained, extrapolating these anomalies to structures or portions thereof previously unknown. The information obtained reflects the importance of this survey for the geological-mineral evaluation of the surveyed zone.

As to Resistivity, this method defined contrasts between metavolcanic rock (high resistivity) and schists (medium to low resistivity depending in the degree of metamorphism).

Veins did not show a good resistive contrast with enclosing rock. Low resistivity may be a reflection of clay-bearing horizons containing organic material, which horizons, as seen in the field, seem to be the most favorable for the accumulation of mineral inside the structures.

IP anomalies generally showed very good definition and high intensity attributing this response to abundant mineralization. Some anomalous zones have amplitudes of up to 200 meters, and the elevations in these anomalous zones indicate the presence of several mineralized structures, with the possibility of existence of scattered mineralization in the rock between veins close to each other. Therefore, we suggest to investigate the possibility of finding economic mineralization in the space between veins, mainly in favorable horizons.

Both areas, 1 and 2, show interest from the geophysical perspective, thus we recommend in both areas an intense exploratory drilling campaign to evaluate the financial importance of the surveyed zone.

                            BIBLIOGRAPHIC REFERENCES


Campa Maria Fernanda, Ramirez Joel, 1979. La evolucion geologica y la metalogenesis del noroccidente de Guerrero. Plan piloto de la Universidad de Guerrero (The geological evolution and metallogenesis of the northwestern part of the State of Guerrero. Pilot Plan of the Guerrero University). Original

Cabral Cano Enrique, 1998. Tectonostratigraphic assessment of the Tierra Caliente metamorphic complex, southern Mexico. A dissertation for the degree of Doctor of Philosophy. University of Miami.

Lang Harold R., Barros Jose Antonio, Cabral Cano Enrique, Draper Grenville, Harrison Christopher G.A. Jansma Pamela E. and Johnson Christopher A. 1996. Terrain deletion in northern Guerrero State. Geofisica Internacional, Volume 35, No. 4, pp 349-359.

The following documents, although attached to this translation following the order in the Spanish document, have not been translated:

1. Figure 1, Location map.

2. Figure 2, Location of the surveyed zone in INEGI's topographical chart.

3. Figure 3, Electrode device used.

4. Table 1, Induced Polarization and Resistivity Survey

5. Tables 2.1, 2.2, 2.3 and 2.4 showing induced polarization anomalies.